UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2022

Chevron Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA	94583
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 842-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.75 per share	CVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 26, 2022, in anticipation of his expected retirement from Chevron Corporation (“Chevron”) in April 2023, David A. Inchausti elected to resign from his position as Vice President and Controller of Chevron, effective February 28, 2023.

(c) On July 26, 2022, the Board of Directors of Chevron appointed Alana K. Knowles to the position of Vice President and Controller of Chevron, effective March 1, 2023. In this role, Ms. Knowles will serve as Chevron’s principal accounting officer.

Ms. Knowles, age 57, joined Chevron in 1988, and currently serves as Chevron’s Vice President, Finance, Downstream & Chemicals and Midstream, a position she has held since October 2020. Prior to that, she served as Vice President, Finance, Downstream & Chemicals, from January 2019 through October 2020, as Assistant Treasurer, OpCo Financing, from June 2017 through January 2019, and as Comptroller, Global Downstream and Chemicals, from May 2015 through June 2017. Prior to these roles, Ms. Knowles held numerous positions of increasing responsibility in the areas of finance, accounting, treasury, and investor relations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2022

CHEVRON CORPORATION

By	/s/ Christine L. Cavallo
Christine L. Cavallo
Assistant Secretary